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                                                                     EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is dated as of April 11, 2002 and is by and between TeraForce Technology Corporation, a Delaware corporation (the "Company") and The Coastal Corporation Second Pension Trust, a trust organized under the laws of the State of Texas (the "Investor").

                                    RECITALS

         WHEREAS, as of an even date herewith, the Company and the Investor executed an Exchange Agreement (the "Exchange Agreement"); and

         WHEREAS, pursuant to the Exchange Agreement, the Investor will acquire 1,000,000 shares of the Company's Common Stock in exchange for three warrants for an aggregate of 6,517,308 shares of the Company's Common Stock, par value $.01 per share (collectively, the "Warrants"); and

         WHEREAS, the parties desire to set forth the Investor's rights and the Company's obligations to cause the registration of the Registrable Securities (as defined herein) pursuant to the Securities Act (as defined herein);

         NOW, THEREFORE, in consideration of the exchange by the Investor of the Warrants pursuant to the Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions and Usage.

         As used in this Agreement:

         1.1 Definitions.

         (a) "Blackout Period" shall have the meaning set forth in Section 3.

         (b) "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

         (c) "Commission" shall mean the Securities and Exchange Commission.

         (d) "Common Stock" shall mean (i) the common stock of the Company, par value $.01 per share, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock.

         (e) "Continuously Effective," with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive business days, or (ii) an aggregate of fifteen (15) business days during the period specified in the relevant provision of this Agreement.

         (f) "Effectiveness Period" shall have the meaning set forth in Section
2.

         (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.



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         (h) "Exchange Agreement" shall have the meaning set forth in the
Recitals to this Agreement.

         (i) "Filing Date" shall have the meaning set forth in Section 2.

         (j) "Holders" shall mean the Investor and the transferees of the Registrable Securities of the Investor, at such times as such Persons shall own Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a holder and an owner of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion, purchase or otherwise), whether or not such acquisition has actually been effected and whether or not such right is currently exercisable.

         (k) "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         (l) "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplement by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         (m) "Register," "registered," and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

         (n) "Registrable Securities" shall mean the Shares; provided, however, that Registrable Securities shall not include any Registrable Securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, and, provided further, the Company shall have no obligation under Section 2 or Section 3 to register any Registrable Securities if the Company delivers to the Holders requesting such registration an opinion of counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities.

         (o) "Registration Statement" means the registration statement and any additional registration statements contemplated by Section 2 including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         (p) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (q) "Shares" shall mean the shares of Common Stock issued in exchange for the Warrant pursuant to the Exchange Agreement.



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         (r) "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise) and transferring title thereto, assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer."

         (s) "Violation" shall have the meaning set forth in Section 6.

         (t) "Warrants" shall have the meaning set forth in the recitals to this Agreement.

         1.2 Usage.

         (a) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

         (b) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent.

         (c) References to a document are to a document as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to a statute or other governmental rule as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

         (d) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

         (e) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

         (f) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

         (g) The term "hereof" and similar terms refer to this Agreement as a whole.

         (h) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with Section 10.2.

Section 2. Shelf Registration. On or prior to June 30, 2002 (the "Filing Date"), the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep such Registration Statement Continuously Effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such



                                      -3-
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effect, addressed and acceptable to the Company's transfer agent (the
"Effectiveness Period"), provided, however, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holder not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is pursuant to a Blackout Period (as defined in Section 3) permitted hereunder, required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective.

         Section 3. Registration Procedures.

         In connection with the Company's registration obligations hereunder, the Company shall:

         (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith) which shall contain the "Plan of Distribution" and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than ten (10) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review and comment of the Holder, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to the Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Investor shall reasonably object on a timely basis.

         (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement Continuously Effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;
(iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holder true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holder set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) Notify the Holder as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by such Holder) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to the Holder); and
(C) with



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respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus or any Prospectus supplement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

         (e) Furnish to the Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

         (f) Promptly deliver to Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (g) If the Registration Statement refers to the Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

         (h) Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(f) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c)(i); and (ii) it and its officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.



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         (i) If there is a significant business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction) available to the Company which its Board of Directors reasonably determines not to be in the Company's best interest to disclose, then the Company may suspend the right of the Holder to sell Registrable Securities under a Registration Statement for one period not to exceed 20 Business Days during the Effectiveness Period (the "Blackout Period").

         (j) Use all reasonable efforts to cause the Common Stock, if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering.

         (k) Use all reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

Section 4. Holders' Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder of Registrable Securities that such selling Holder shall:

         4.1 Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration.

Section 5. Expenses of Registration.

         5.1 The Company shall bear and pay all expenses and fees incurred in connection with the Registration Statement pursuant to Section 2 for any Holder (which right may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by Section 7), including registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expenses of any special audits incident to or required by any such registration, but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid by the Holders) and fees and expenses of counsel to the Holder.

Section 6. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

         6.1 To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Holder, each Person, if any, who controls such Holder within the meaning of the Securities Act, and each affiliate, officer, director, partner, agent and employee of such Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):



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                  (a) Any untrue statement or alleged untrue statement of a
         material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein, or any amendments or supplements thereto;

                  (b) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                  (c) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

            provided, however, that the indemnification required by this Section
6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this
Section 6 shall not apply to any Holder to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such Holder was under an obligation to deliver such final prospectus and failed to do so.

         6.2 To the extent permitted by applicable law, each Holder, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses, including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnification required by this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Holder of Registrable Securities, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of the Holder under this Section
6.2 shall be limited in an amount equal to the net proceeds from the sale of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct or gross negligence by such Holder.

         6.3 Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of



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such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 6. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty
(30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

         6.4 If the indemnification required by this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6:

                  (a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect
         (i) the relative benefits received by the indemnifying party or parties, on the one hand and the indemnified party on the other from the sale of the Registrable Securities, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and indemnified parties on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.1 and Section 6.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in
         Section 6.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (c) Notwithstanding the provisions of this Section 6.4, a Holder shall not be required to contribute any amount or make any other payments under this Agreement that in the aggregate exceed the net proceeds received by the Holder from the sales of the Registrable Securities of the Company.

         6.5 The obligations of the Company and the selling Holders of Registrable Securities under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

Section 7. Transfer of Registration Rights. The rights of a Holder hereunder may be Transferred in whole or in part to (i) any affiliate (as defined in Rule 12b-2 under the Exchange Act) of a Holder or (ii) any other Person upon the prior written consent of the Company; provided, however, that any such transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit B, and provided, further, that the transferor shall have delivered to the Secretary of the Company, no later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the transferor, name and address of the transferee and the number of Registrable Securities which shall have been so Transferred.

Section 8. Amendment, Modification and Waivers; Further Assurances.

                  (a) This Agreement may be amended with the consent of the parties hereto and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Holder.

                  (b) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

                  (c) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.



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



Section 9. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Holder. A Holder may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor as permitted by Section 7.

Section 10. Miscellaneous.

         10.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTIES HEREBY SUBMITS TO PERSONAL JURISDICTION AND WAIVES ANY OBJECTION AS TO VENUE IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

         10.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given (a) if sent by facsimile transmission, upon telephonic confirmation of receipt, (b) if sent by registered or certified mail, upon the sooner of the expiration of five (5) days after deposit in the post office facilities properly addressed with postage prepaid or acknowledgment of receipt,
(c) if personally delivered, when delivered to the party to whom notice is sent, or (d) if delivered by a recognized overnight courier, upon receipt evidencing proof of delivery, addressed to the appropriate party or parties, at the address of such party set forth below, (or at such other address as such party may designate by written notice furnished to all other parties in accordance herewith):

         (a) if to the Investor:

                  The Coastal Corporation Second Pension Trust
                  1001 Louisiana Street
                  Houston, TX  7702
                  (713) 420-2158
                  (713) 420-2108  fax
                  Attn:  Charles Dana Rice

         (b) if to the Company:

                  TeraForce Technology Corporation
                  1240 E. Campbell Road
                  Richardson, TX  75081
                  (469) 330-4951
                  (469) 330-4972  fax
                  Attn:  Robert P. Capps


         10.3 Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein, and this Agreement embodies the entire understanding among the parties relating to such subject matter.

         10.4 Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

         10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

         10.6 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

         10.7 Filing. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate recorder of the Company.

         10.8 Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 6 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding or issuable by the Company.

         10.9 No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.


                                       TERAFORCE TECHNOLOGY CORPORATION

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------



                                       THE COASTAL CORPORATION SECOND
                                       PENSION TRUST

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT B
                                       To
                          Registration Rights Agreement


                              AGREEMENT TO BE BOUND
                      BY THE REGISTRATION RIGHTS AGREEMENT

         The undersigned, being the transferee of ____________ shares of Common Stock of TeraForce Technology Corporation, a Delaware corporation (the "Company"), as a condition to the receipt of such securities, acknowledges that matters pertaining to the registration of the transferred securities is governed by the Registration Rights Agreement dated as of February ___, 2002, by and between the Company and The Coastal Corporation Second Pension Trust (the "Agreement"), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound as a Holder by the terms of the Agreement, as the same has been or may be amended from time to time.

         Agreed to this ___ day of _____, 2____.



                                                 -------------------------------
                                                 Transferee